UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2003

FARMLAND INDUSTRIES, INC.
Debtor-in-possession as of May 31, 2002
(Exact name of registrant as specified in its charter)

Kansas	001-11629	44-0209330
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive
Kansas City, Missouri	64163-1244
(Address of principal executive offices)	(Zip Code)

816-713-7000

(Registrant's telephone number, including area code)

Not Changed

(Former name or former address, if changed since last report)

ITEM 2.     Acquisition or Disposition of Assets

Effective May 20, 2003, Farmland consummated the sale of a significant portion of our domestic crop production nitrogen assets, which included the majority of our anhydrous ammonia production and terminal facilities that we either owned or leased, primarily to Koch Nitrogen Company ("Koch").  During May, Farmland also consummated the sale of our foreign nitrogen assets, consisting primarily of our 50% ownership interest in Farmland MissChem Limited and related assets, to Koch.  Farmland MissChem Limited owns an anhydrous ammonia production facility in The Republic of Trinidad and Tobago.  The sale of our domestic and foreign nitrogen assets were in conjunction with our reorganization proceedings and were subject to approval by the bankruptcy court.  An auction was held for these assets during March 2003 and the final bids were approved by the Court on April 1, 2003.  These series of related transactions resulted in the purchase of assets and inventories and the assumption of certain liabilities by the buyers for consideration, in aggregate, of approximately $201 million in cash, of which $7 million is held in escrow.  The sales proceeds were used to reduce outstanding bank debt as required under the terms of both our DIP Credit Facility and our Pre-petition Credit Facility.  Subsequent to this sale, our crop production business consists primarily of our fertilizer manufacturing facility located in Coffeyville, Kansas and our ownership interest in two joint ventures, SF Phosphates Limited Company and Agriliance LLC.

ITEM 7      Financial Statements and Exhibits

The following pro forma condensed consolidated financial statements are presented to illustrate the effects of the sale of our domestic and foreign nitrogen assets (collectively, the "Dispositions") on the historical financial position and operating results of Farmland.

The following pro forma condensed consolidated balance sheet of Farmland at February 28, 2003 gives effect to the Dispositions as if they had occurred on that date.  The pro forma condensed consolidated statements of operations for the six months ended February 28, 2002 and 2003 and for the years ended August 31, 2000, 2001 and 2002 give effect to the Dispositions as if they had occurred as of the beginning of the earliest period presented.

The pro forma condensed consolidated financial statements have been derived from, and should be read in conjunction with, Farmland's historical consolidated financial statements, including the accompanying notes.  Those financial statements are included in our Quarterly Report on Form 10-Q for the six months ended February 28, 2003 and our Annual Report on Form 10-K for the year ended August 31, 2002.

The pro forma condensed consolidated financial statements are presented only for informational purposes.  As a result, the accompanying pro forma condensed consolidated financial statements are also not necessarily indicative of the financial position or results of operations of Farmland that would have occurred had the Dispositions been consummated as of the dates indicated.

FARMLAND INDUSTRIES, INC. AND SUBSIDIARIES
(Debtors-in-Possession)
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
February 28, 2003
(UNAUDITED)

ASSETS

	February 28, 2003
	Farmland	Pro Forma	Farmland
		Adjustments	Pro Forma
	(a)	(b)	(c)

	(Amounts in Thousands)
Current Assets:
Accounts receivable - trade (net of allowance for doubtful accounts of $19,774 at February 28, 2003)	$311,738	$-0-	$311,738
Inventories	329,463	(85,966)(1)	243,497
Deferred income taxes	51,075	(765)(2)	50,310
Other current assets	85,706	4,598(1)	90,304
Current assets from discontinued operations	43,263	-0-	43,263
Total Current Assets	$821,245	$(82,133)	$739,112

Investments and Long-term Receivables	$303,683	$(98,728)(1)	$204,955

Property, Plant & Equipment:
Property, plant and equipment, at cost	$1,498,848	$(325,924)(1)	$1,172,924
Less accumulated depreciation and
amortization	1,021,971	(258,818)(1)	763,153
Net Property, Plant & Equipment	$476,877	$(67,106)	$409,771

Other Assets:
Goodwill	$28,575	$-0-	$28,575
Intangible assets	24,853	-0-	24,853
Other long-term assets	55,689	(8,752)(1)	46,937
Long-term assets from discontinued
operations	741	-0-	741
Total Other Assets	$109,858	$(8,752)	$101,106

Total Assets	$1,711,663	$(256,719)	$1,454,944

----------------------------------------------

See accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet

FARMLAND INDUSTRIES, INC. AND SUBSIDIARIES
(Debtors-in-Possession)
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
February 28, 2003
(UNAUDITED)

LIABILITIES AND EQUITIES

	February 28, 2003
		Pro Forma	Farmland
	Farmland	Adjustment	Pro Forma
	(a)	(b)	(c)
	(Amounts in Thousands)
Current Liabilities:
Checks and drafts outstanding	$39,140	$-0-	$39,140
Current maturities of long-term debt	251,592	(187,047)(3)(5)	64,545
Accounts payable - trade	71,039	-0-	71,039
Other current liabilities	123,501	(2,452)(1)	121,049
Current liabilities from discontinued
operations	20,006	-0-	20,006
Total Current Liabilities	$505,278	$(189,499)	$315,779

Liabilities Subject to Compromise	$878,976	$(12,620)(1)	$866,356

Long-Term Liabilities:
Long-term borrowings (excluding
current maturities)	$160,981	$(2,000)(1)	$158,981
Other long-term liabilities	19,907	(374)(1)	19,533
Total Long-Term Liabilities	$180,888	$(2,374)	$178,514

Deferred Income Taxes	$57,444	$(765)(2)	$56,679

Minority Owners' Equity in Subsidiaries	$47,665	$-0-	$47,665

Net Loss	$(388,180)	$-0-	$(388,180)

Capital Shares and Equities:
Preferred shares, authorized 8,000,000 shares, 8% Series A
cumulative redeemable preferred shares,
stated at redemption value, $50
per share	$100,000	$-0-	$100,000
Common shares authorized
50,000,000 shares, $25 par value	526,014	-0-	526,014
Accumulated other comprehensive income	1,106	-0-	1,106
Earned surplus and other equities	(197,528)	(51,461)(4)	(248,989)
Total Capital Shares and Equities	$429,592	$(51,461)	$378,131

Total Liabilities and Equities	$1,711,663	$(256,719)	$1,454,944

-----------------------------------------

See accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet

FARMLAND INDUSTRIES, INC. AND SUBSIDIARIES
(Debtors-in-Possession)
NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)	Reflects Farmland's historical financial position at February 28, 2003.
(b)	Pro forma adjustments to record the Dispositions as of February 28, 2003 reflect:
	1)	The sale of certain assets and inventories to Koch for cash and the assumption of certain liabilities by Koch;
	2)	Reversal of book/tax timing differences related to assets sold to and liabilities assumed by the buyers, largely offset by an increase in the valuation allowance for our deferred tax assets;
	3)	Under terms of our DIP and Pre-petition Credit Facilities, we are required to use the net sales proceeds to reduce outstanding borrowings under these facilities;
	4)	The decrease in equity represents the loss we recognized on consummation of these transactions; and
5)

As a part of our disposition of crop production assets, a warehouse and other small support facilities were sold prior to February 28, 2003.  The approximately $7 million of cash proceeds from these sales reduced debt outstanding at February 28, 2003 and, accordingly, is excluded from this pro forma adjustment.

(c)

Although not recognized in this pro forma balance sheet we anticipate that, as we collect trade receivables from sold facilities, our aggregate trade receivables will be reduced by approximately $43 million.  These proceeds will be applied to reduce borrowings outstanding under our Pre-petition Credit Facility

FARMLAND INDUSTRIES, INC. AND SUBSIDIARIES
(Debtors-in-Possession)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Year Ended August 31, 2000
		Pro Forma	Farmland
	Farmland	Adjustment	Pro Forma
	(a)	(b)
	(Amounts in Thousands)
Sales	$9,794,575	$(889,238)(1)	$8,905,337
Cost of sales	9,332,978	(887,139)(1)	8,445,839

Gross income	$461,597	$(2,099)(1)	$459,498

Selling, general and administrative expenses	(449,601)	27,325(1)	(422,276)

Interest expense	(107,980)	16,782(1)	(91,198)

Interest income	9,877	(52)(1)	9,825

Other income (expense)	26,695	(25,829)(1)	866

Equity in net income of investees	56,891	(10,016)(2)	46,875

Minority owners' interest in net income
of subsidiaries	(24,996)	-0-	(24,996)

Loss from continuing operations before
income tax benefit	$(27,517)	$6,111	$(21,406)

Income tax benefit	18,136	-0-	18,136

Loss from continuing operations	$(9,381)	$6,111	$(3,270)

------------------------------------------

See accompanying Notes to Pro Forma Condensed Consolidated Statements of Operations

FARMLAND INDUSTRIES, INC. AND SUBSIDIARIES
(Debtors-in-Possession)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Year Ended August 31, 2001
		Pro Forma	Farmland
	Farmland	Adjustment	Pro Forma
	(a)	(b)
	(Amounts in Thousands)
Sales	$9,197,314	$(637,492)(1)	$8,559,822
Cost of sales	8,803,451	(618,230)(1)	8,185,221

Gross income	$393,863	$(19,262)(1)	$374,601

Selling, general and administrative expenses	(363,210)	19,256(1)	(343,954)

Restructuring and other charges	(80,325)	-0-	(80,325)

Interest expense	(118,237)	24,476(1)	(93,761)

Interest income	12,535	(494)(1)	12,041

Other income (expense)	19,677	(31,267)(1)	(11,590)

Equity in net income of investees	27,457	(7,136)(2)	20,321

Minority owners' interest in net income
of subsidiaries	(23,164)	39(1)	(23,125)

Loss from continuing operations before
income tax benefit	$(131,404)	$(14,388)	(145,792)

Income tax benefit	27,619	-0-	27,619

Loss from continuing operations	$(103,785)	$(14,388)	$(118,173)

--------------------------------------

See accompanying Notes to Pro Forma Condensed Consolidated Statements of Operations

FARMLAND INDUSTRIES, INC. AND SUBSIDIARIES
(Debtors-in-Possession)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Year Ended August 31, 2002
		Pro Forma	Farmland
	Farmland	Adjustment	Pro Forma
	(a)	(b)
	(Amounts in Thousands)
Sales	$6,574,004	$(450,533)(1)	$6,123,471
Cost of sales	6,330,287	(459,605)(1)	5,870,682

Gross income	$243,717	$9,072(1)	$252,789

Selling, general and administrative expenses	(339,599)	20,346(1)	(319,253)

Restructuring and other charges	(51,876)	2,639(1)	(49,237)

Interest expense	(82,886)	18,023(1)	(64,863)

Interest income	251	25(1)	276

Other income (expense)	(15,804)	5,828(1)	(9,976)

Equity in net income of investees	34,124	(11,829)(2)	22,295

Minority owners' interest in net income
of subsidiaries	(22,404)	-0-	(22,404)

Reorganization expense	(69,114)	9,368(1)	(59,746)

Loss from continuing operations before
income tax expense	$(303,591)	$53,472	$(250,119)

Income tax expense	(5,521)	-0-	(5,521)

Loss from continuing operations	$(309,112)	$53,472	$(255,640)

-----------------------------------

See accompanying Notes to Pro Forma Condensed Consolidated Statements of Operations

FARMLAND INDUSTRIES, INC. AND SUBSIDIARIES
(Debtors-in-Possession)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Six Months Ended February 28, 2002
		Pro Forma	Farmland
	Farmland	Adjustment	Pro Forma
	(a)	(b)
	(Amounts in Thousands)
Sales	$3,391,972	$(218,777)(1)	$3,173,195
Cost of sales	3,256,095	(227,976)(1)	3,028,119

Gross income	$135,877	$9,199(1)	$145,076

Selling, general and administrative expenses	(154,103)	9,910(1)	(144,193)

Restructuring and other credits	6,340	-0-	6,340

Interest expense	(44,484)	10,465(1)	(34,019)

Other income (expense)	20,451	(4,142)(1)	(13,951)

Equity in net income (loss) of investees	1,319	(5,899)(2)	(4,580)

Minority owners' interest in net income of subsidiaries	(9,588)	-0-	(9,588)

Loss from continuing operations before
income tax benefit	$(44,188)	$19,533	$(24,655)

Income tax benefit	11,856	-0-	11,856

Loss from continuing operations	$(32,332)	$19,533	$(12,799)

----------------------------------------

See accompanying Notes to Pro Forma Condensed Consolidated Statements of Operations

FARMLAND INDUSTRIES, INC. AND SUBSIDIARIES
(Debtors-in-Possession)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Six Months Ended February 28, 2003
		Pro Forma	Farmland
	Farmland	Adjustment	Pro Forma
	(a)	(b)	(c)
	(Amounts in Thousands)
Sales	$3,288,502	$(201,021)(1)	$3,087,481
Cost of sales	3,149,653	(191,850)(1)	2,957,803

Gross income	$138,849	$(9,171)(1)	$129,678

Selling, general and administrative expenses	(116,545)	7,399(1)	(109,146)

Restructuring and other credits	2,311	-0-	2,311

Interest expense	(15,865)	8,028(1)	(7,837)

Other income (expense)	54,668	(1,756)(1)	52,912

Equity in net income (loss) of investees	(808)	(3,970)(2)	(4,778)

Minority owners' interest in net income of subsidiaries	(7,378)	-0-	(7,378)

Reorganization expense	(443,308)	45,659(1)	(397,649)

Loss from continuing operations before
income tax benefit (expense)	$(388,076)	$46,189	$(341,887)

Income tax benefit (expense)	0	-0-	-0-

Loss from continuing operations	$(388,076)	$46,189	$(341,887)

------------------------------------

See accompanying Notes to Pro Forma Condensed Consolidated Statements of Operations

FARMLAND INDUSTRIES, INC. AND SUBSIDIARIES
(Debtors-in-Possession)
NOTES TO PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
SIX MONTHS ENDED FEBRUARY 28, 2002 AND 2003 AND
YEARS ENDED AUGUST 31, 2000, 2001 AND 2002

(a)	Reflects Farmland's historical operating results for the six months ended February 28, 2002 and 2003 and for the years ended August 31, 2000, 2001 and 2002.
(b)	Pro forma adjustments to record the Dispositions for the six months ended February 28, 2002 and 2003, and for the years ended August 31, 2000, 2001 and 2002 reflect the following directly identifiable items:
	1)	The effect of excluding sales, cost of sales, selling, general and administrative expenses (selling, general and administrative expenses previously allocated to crop production were added back to unallocated corporate expense), reorganization expense and interest expense associated with the assets sold to Koch; and
	2)	The effect of excluding earnings from our equity interest in Farmland MissChem Limited sold primarily to Koch.
(c)	Based on information currently available, Management estimates that the transactions described in this filing will result in a nonrecurring loss, net of taxes, of approximately $51 million. This loss is not reflected in these pro forma income statements. We believe this additional loss, which will be recognized in the quarter ending May 31, 2003, is principally attributable to certain bidders' decisions to not participate in the auction due to uncertainties attributable to the effects of the commencement of the war with Iraq. This additional loss has not been considered in these pro forma statements of operations.

Exhibits

2.A	Domestic Nitrogen Purchase Agreement between Farmland Industries, Inc. and Koch Nitrogen Company dated February 17, 2003.

2.B	Foreign Nitrogen Purchase Agreement between Farmland Industries, Inc. and Koch Nitrogen Company, dated February 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FARMLAND INDUSTRIES, INC.
(Registrant)

By:	/s/ STEVEN R. RHODES
Steven R. Rhodes
Executive Vice President
and Chief Financial Officer

Date:  June 4, 2003